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                                                                    EXHIBIT 23.6


                    [Letterhead of Ptack Schnarch Basevitz]


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this combined Registration Statement on Form S-3 of Tommy Hilfiger U.S.A., Inc. and Tommy Hilfiger Corporation of our report dated May 31, 1996 relating to the financial statements of Tommy Hilfiger Canada Inc. appearing on page F-35 of the Tommy Hilfiger Corporation Proxy Statement dated March 30, 1998. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.


/s/ Ptack Schnarch Basevitz

Montreal, Canada
April 1, 1998